                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                       ----------------------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ----------------------------------

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
               (Exact name of trustee as specified in its charter)


               New York                      13-3439945
          (State of incorporation          (I.R.S. employer
          if not a national bank)          identification No.)

               40 Wall Street                     10005
            New York, New York                  (Zip Code)
          (Address of trustee's
        principal executive offices)

                       ----------------------------------

                          GREENWICH AIR SERVICES, INC.

            (Exact name of obligor as specified in its charter)

          DELAWARE                           58-1758941

     (State or other jurisdiction of         (I.R.S. employer
     incorporation or organization)          identification No.)

          P. O. BOX 522187
          MIAMI, FLORIDA                     33152

     (Address of principal executive         (Zip Code)
          offices)

                       ----------------------------------


                        % SENIOR NOTES DUE 2006

                       (Title of the Indenture Securities)

                                     GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the trustee:

                               AS OF MAY 20, 1996
     ---------------------------------------------------------------------------
                           COL. A                             COL. B
     ---------------------------------------------------------------------------
                       Title of Class                   Amount Outstanding
     ---------------------------------------------------------------------------
          Common Shares - par value $600 per share.        1,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.


     8% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2000 ISSUED IN TERMS OF INDENTURE DATED AS OF NOVEMBER 15, 1993.


5.   INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE
     OBLIGOR OR UNDERWRITERS.


     None.

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     None.

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     None.

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     None.

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     None.

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     None.

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     None.

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     None.

13.  DEFAULTS BY THE OBLIGOR.

     None.

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     None.

15.  FOREIGN TRUSTEE.

     Not applicable.

16.  LIST OF EXHIBITS.

     T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. - Exhibit A.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

                     ---------------------------------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York,
on the 21st    day of May            1996   .

                                        AMERICAN STOCK TRANSFER
                                             AND TRUST COMPANY
                                                  Trustee




                                             By:
                                                ---------------------------
                                                Vice President

                                                                       EXHIBIT A













Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321 (b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                   Very truly yours,

                                   AMERICAN STOCK TRANSFER
                                    & TRUST COMPANY



                                   By
                                      ---------------------------
                                        Vice President

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052
                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081
                                Expires March 31, 1996

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
- --------------------------------------------------------------------------------
                                                                             /1/
[Logo]                          Please refer to page i, Table of Contents,
                                for the required disclosure of estimated
                                burden.
- --------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION--FFIEC 034

REPORT AT THE CLOSE OF BUSINESS DECEMBER 31, 1995             (951231)
                                                               ------

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
- --------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,              Michael Karfunkel
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/             Michael Karfunkel
- ------------------------------------------------------
Signature of Officer Authorized to Sign Report

                January 29, 1996
- ------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulation authority and is true and correct.


- --------------------------------------------------------------------------------
Director (Trustee)


- --------------------------------------------------------------------------------
Director (Trustee)


- --------------------------------------------------------------------------------
Director (Trustee)
- --------------------------------------------------------------------------------

FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS:  Return the original only in the SPECIAL RETURN ADDRESS
ENVELOPE PROVIDED.  If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
- --------------------------------------------------------------------------------

STATE OF NY BANKING DEPT.
2 RECTOR STREET, 22ND FLOOR
NEW YORK NY 10006 0006
                                32


Banks should affix the address label in this space.

American Stock Transfer & Trust Co.
- ------------------------------------------------------
Legal Title of Bank (TEXT 8010)

New York
- ------------------------------------------------------
City (TEXT 8130)

New York                                  10005
- ------------------------------------------------------
State Abbrev. (TEXT 8300)          ZIP Code (TEXT 8220)


                Board of Governors of the Federal Reserve System
                      Federal Deposit Insurance Corporation
                    Office of the Comptroller of the Currency

                                                                          Page i
                                                                             /2/

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF LESS THAN $100 MILLION
- --------------------------------------------------------------------------------

TABLE OF CONTENTS

SIGNATURE PAGE                                                             Cover

REPORT OF INCOME

Schedule RI--Income Statement. . . . . . . . . . . . . . . . . . . . .RI-1, 2, 3

Schedule RI-A--Changes in Equity Capital . . . . . . . . . . . . . . . . . .RI-3

Schedule RI-B--Charge-offs and Recoveries and Changes in Allowance for Loan and Lease Losses. . . . . . . . . . . . . . . . . . . . . . . RI-4, 5

Schedule RI-C--Applicable Income Taxes by Taxing Authority . . . . . . . . .RI-5

Schedule RI-E--Explanations. . . . . . . . . . . . . . . . . . . . . . . RI-5, 6


REPORT OF CONDITION

Schedule RC--Balance Sheet . . . . . . . . . . . . . . . . . . . . . . . RC-1, 2

Schedule RC-B--Securities. . . . . . . . . . . . . . . . . . . . . . . . RC-3, 4

Schedule RC-C--Loans and Lease Financing Receivables:
     Part I. Loans and Leases. . . . . . . . . . . . . . . . . . . . . . RC-5, 6
     Part II. Loans to Small Businesses and Small Farms (included in the forms for June 30 only) . . . . . . . . . . . . . . . . . RC-6a, 6b

Schedule RC-E--Deposit Liabilities . . . . . . . . . . . . . . . . . . . RC-7, 8

Schedule RC-F--Other Assets. . . . . . . . . . . . . . . . . . . . . . . . .RC-9

Schedule RC-G--Other Liabilities . . . . . . . . . . . . . . . . . . . . . .RC-9

Schedule RC-K--Quarterly Averages. . . . . . . . . . . . . . . . . . . . . RC-10

Schedule RC-L--Off-Balance Sheet Items . . . . . . . . . . . . . . . . RC-11, 12

Schedule RC-M--Memoranda . . . . . . . . . . . . . . . . . . . . . RC-12, 13, 14

Schedule RC-N--Past Due and Nonaccrual Loans, Leases, and Other Assets . . RC-15

Schedule RC-O--Other Data for Deposit Insurance Assessments. . . . . . RC-16, 17

Schedule RC-R--Risk-Based Capital. . . . . . . . . . . . . . . . . . . RC-18, 19

Optional Narrative Statement Concerning the Amounts Reported in the
  Reports of Condition and Income. . . . . . . . . . . . . . . . . . . . . RC-20

Special Report (to be completed by all banks)

Schedule RC-J-- Repricing Opportunities (sent only to and to be completed only by savings banks)


DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is 31.8 hours per respondent and is estimated to vary from 15 to 225 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503 and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551


Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219


Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Affix the address label in this space.                                 FFIEC 034
                                                                       Page RC-I
   American Stock Transfer & Trust Co.                                       /9/
- ------------------------------------------------------
Legal Title of Bank

   New York
- ------------------------------------------------------
City

   New York                              10005
- ------------------------------------------------------
State                                   ZIP Code

FDIC Certificate Number  | | | | | |


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1995

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.


SCHEDULE RC--BALANCE SHEET



                                                                                                                C100
                                                                                                              --------
                                                                       DOLLAR AMOUNTS IN THOUSANDS            MIL THOU
- ------------------------------------------------------------------------------------------------------------------------------------

ASSETS
 1.  Cash and balances due from depository institutions:
     a.  Noninterest-bearing balances and currency and coin(1)(2). . . . . . . . . . . . . . . . .  RCON 0061    1,464  1.a.
     b.  Interest-bearing balances(3). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 0071           1.b.
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A). . . . . . . . . . . . . . . .  RCON 1754           2.a.
     b   Available-for-sale securities (from Schedule RC-B, column D). . . . . . . . . . . . . . .  RCON 1773    8,042  2.b.
 3.  Federal funds sold and securities purchased under agreements to resell:
     a.  Federal funds sold(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 0276           3.a.
     b.  Securities purchased under agreements to resell(5). . . . . . . . . . . . . . . . . . . .  RCON 0277           3.b.
 4.  Loans and lease financing receivables:
     a.  Loans and leases, net of unearned income (from Schedule RC-C) . . . . .  RCON 2122                             4.a.
     b.  LESS: Allowance for loan and lease losses . . . . . . . . . . . . . . .  RCON 3123                             4.b.
     c.  LESS: Allocated transfer risk reserve . . . . . . . . . . . . . . . . .  RCON 2120                             4.c.
     d.  Loans and leases, net of unearned income, allowance, and reserve (item 4.a
         minus 4.b and 4.c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2125           4.d.
 5.  Trading assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3645           5.
 6.  Premises and fixed assets (including capitalized leases). . . . . . . . . . . . . . . . . . .  RCON 2145    2,716  6.
 7.  Other real estate owned (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2150           7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M). . .  RCON 2130           8.
 9.  Customer's liability to this bank on acceptances outstanding. . . . . . . . . . . . . . . . .  RCON 2185           9.
10.  Intangible assets (from Schedule RC-M). . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2143           10.
11.  Other assets (from Schedule RC-F) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2160    5,185  11.
12.  a.  Total assets (sum of items 1 through 11). . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2170           12.a.
     b.  Losses deferred pursuant to 12 U.S.C. 1823(j) . . . . . . . . . . . . . . . . . . . . . .  RCON 0505           12.b.
     c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items 12.a
         and 12.b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 0307   17,407  12.c.

- ---------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4)  Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part I.
(5)  Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."


                                                                       FFIEC 034
                                                                       Page RC-12
                                                                            /10/

SCHEDULE RC--CONTINUED


                                                                       DOLLAR AMOUNTS IN THOUSANDS            MIL THOU
- ------------------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals in columns A and C from Schedule RC-E) . . . . . . . .  RCON 2200           13.a.
         (1) Noninterest-bearing(1). . . . . . . . . . . . . . . . . . . . . . .  RCON 6631                             13.a.(1)
         (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 6634                             13.a.(2)
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBF's. . . . . . . . . . . . . .
         (1) Noninterest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         (2) Interest-bearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
14.  Federal funds purchased and securities sold under agreements to repurchase:
     a.  Federal funds purchased(2). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 0275           14.a.
     b.  Securities sold under agreements to repurchase(3) . . . . . . . . . . . . . . . . . . . .  RCON 0279           14.b.
15.  a.  Demand notes issued to the U.S. Treasury. . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2840           15.a.
     b.  Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3148           15.b.
16.  Other borrowed money:
     a.  With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . . .  RCON 2332           16.a.
     b.  With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . .  RCON 2333           16.b.
17.  Mortgage indebtedness and obligations under capitalized leases. . . . . . . . . . . . . . . .  RCON 2910           17.
18.  Bank's liability on acceptances executed and outstanding. . . . . . . . . . . . . . . . . . .  RCON 2920           18.
19.  Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3200           19.
20.  Other liabilities (from Schedule RC-G). . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 2830    6,350  20.
21.  Total liabilities (sum of items 13 through 20). . . . . . . . . . . . . . . . . . . . . . . .  RCON 2648    6,350  21.
22.  Limited-life preferred stock and related surplus. . . . . . . . . . . . . . . . . . . . . . .  RCON 3282           22.
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3428           23.
24.  Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3230      600  24.
25.  Surplus (exclude all surplus related to preferred stock). . . . . . . . . . . . . . . . . . .  RCON 3836    7,478  25.
26.  a.  Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3832    2,844  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities. . . . . . . . . .  RCON 3834      135  26.b.
27.  Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . .
28.  a.  Total equity capital (sum of items 23 through 27) . . . . . . . . . . . . . . . . . . . .  RCON 3210   11,057  28.a.
     b.  Losses deferred pursuant to 12 U.S.C. 1823(j) . . . . . . . . . . . . . . . . . . . . . .  RCON 0308           28.b.
     c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
         (sum of items 28.a and 28.b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCON 3659   11,057  28.c.
29.  Total liabilities, limited-life preferred stock, equity capital, and losses deferred
     pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) . . . . . . . . . . . . . . . .  RCON 2257   17,407  29.


Memorandum
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION
 1.  Indicate in the box at the right the number of the statement below that best describes                     Number
     the most comprehensive level of auditing work performed for the bank by independent                        ------
     external auditors as of any date during 1994. . . . . . . . . . . . . . . . . . . . . . . . .  RCON 6724           M.1.


1  =  Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2  =  Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3  =  Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4  =  Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5  =  Review of the bank's financial statements by external auditors
6  =  Compilation of the bank's financial statements by external auditors
7  =  Other audit procedures (excluding tax preparation work)
8  =  No external audit work


- ---------------

(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3)  Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."
